UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a party other than the Registrant ☐

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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to Section 240.14a-12

INTERNATIONAL MONEY EXPRESS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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INTERNATIONAL MONEY EXPRESS, INC.
9480 S. Dixie Highway
Miami, Florida 33156

SUPPLEMENT TO PROXY STATEMENT FOR
THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 26, 2020

June 11, 2020

The following Notice of Change of Location relates to the proxy statement of International Money Express, Inc. (the “Company”), dated May 15, 2020 (the “Proxy Statement”), furnished to the stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on Friday, June 26, 2020 (the “Annual Meeting”). This supplement is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about June 11, 2020.

PLEASE READ THE FOLLOWING NOTICE CAREFULLY IN CONJUNCTION WITH
THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION
OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON FRIDAY, JUNE 26, 2020

To the Stockholders of International Money Express, Inc.,

NOTICE IS HEREBY GIVEN that the location of the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of International Money Express, Inc. (the “Company”) has been changed. As previously announced, the Annual Meeting will be held on Friday, June 26, 2020, at 11:00 a.m., Eastern Time. Due to the COVID-19 pandemic, the previously announced meeting location is no longer available on our meeting date, and we have made the decision that this year’s Annual Meeting will instead be held at The Biltmore Hotel 1200 Anastasia Avenue, Coral Gables, FL 33134, in the Prado meeting room, on the date and at the time previously announced.

As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to participate in the Annual Meeting if you were a stockholder as of the close of business on May 5, 2020, the record date (the “Record Date”), or hold a legal proxy for the meeting provided by your bank, broker, or nominee.

It is important that you read the proxy materials previously made available to you, including the Company’s Notice of 2020 Annual Meeting of Stockholders, Proxy Statement, Proxy Card and Annual Report on Form 10-K (collectively, the “proxy materials”), and we encourage you to vote your shares of common stock in advance of the Annual Meeting by one of the methods described in the proxy materials. The proxy card included with the proxy materials will not be updated to reflect the change in location. You may continue to use the proxy card to vote your shares of common stock in connection with the Annual Meeting.  If you have already voted, you do not need to take any action unless you wish to change your vote. Proxy voting forms already returned by stockholders will remain valid and will be voted at the Annual Meeting unless revoked. On June 11, 2020, the Company issued a press release regarding the above matters, which is attached to this notice as Annex A.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO VOTE AND SUBMIT YOUR PROXY IN ADVANCE OF THE MEETING BY ONE OF THE METHODS DESCRIBED IN THE PROXY MATERIALS.

By Order of the Board of Directors,

Robert Lisy
Chief Executive Officer and Chairman

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on June 26, 2020: Our proxy materials (Notice of 2020 Annual Meeting of Stockholders, Proxy Statement, Proxy Card and Annual Report on Form 10-K) are available at https://www.cstproxy.com/intermex/2020.

Annex A

 FOR IMMEDIATE RELEASE

International Money Express, Inc. Announces Change in Location of its Annual Meeting of Stockholders

MIAMI, FL (June 11, 2020) — International Money Express, Inc. (NASDAQ: IMXI) (“Intermex” or the “Company”), a leading money remittance services company focused primarily on the Latin America and Caribbean corridor, today announced that the location of the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of the Company has been changed. As previously announced, the Annual Meeting will be held on Friday, June 26, 2020, at 11:00 a.m., Eastern Time. Due to the COVID-19 pandemic, the previously announced meeting location is no longer available on our meeting date, and we have made the decision that this year’s Annual Meeting will instead be held at The Biltmore Hotel 1200 Anastasia Avenue, Coral Gables, FL 33134, in the Prado meeting room, on the date and at the time previously announced.

It is important that each stockholder of record as of the close of business on May 5, 2020, or each holder of a legal proxy for the meeting provided by such holder’s bank, broker, or nominee, who is entitled to participate in the Annual Meeting read the proxy materials previously made available to them, and we encourage stockholders to vote in advance of the Annual Meeting by one of the methods described in the proxy materials. The proxy card included with the proxy materials previously distributed to stockholders will not be updated to reflect the change in location. Stockholders may continue to use the proxy card to vote in connection with the Annual Meeting.  Stockholders who have already voted do not need to take any action unless they wish to change their vote. Proxy voting forms already returned by stockholders will remain valid and will be voted at the Annual Meeting unless revoked.

WHETHER OR NOT A STOCKHOLDER PLANS TO ATTEND THE ANNUAL MEETING, WE URGE ALL STOCKHOLDERS TO VOTE AND SUBMIT THEIR PROXY IN ADVANCE OF THE MEETING BY ONE OF THE METHODS DESCRIBED IN THE PROXY MATERIALS.

About International Money Express, Inc.

At International Money Express, Inc. (NASDAQ: IMXI), the customer is at the center of everything we do.  We use proprietary technology that enables consumers to send money primarily from the United States to 17 countries in Latin America and the Caribbean, including Mexico and Guatemala, four countries in Africa and one country in Asia.  We offer electronic movement of money and data to our customers through our network of sending and paying agents located in all U.S. 50 states, the District of Columbia, Puerto Rico and Canada, and throughout Latin America, the Caribbean and other territories.  Our services are also available digitally through intermexonline.com.  We were founded in 1994 and are headquartered in Miami, Florida with offices in Puebla, Mexico, and Guatemala City, Guatemala.

Investor Relations
Sloan Bohlen
investors@intermexonline.com